Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265492) and Form S-8 (No. 333-258262) of NRx Pharmaceuticals, Inc. of our report dated November 20, 2025, relating to the financial statements of Dura Medical, LLC for the year ended December 31, 2024 appearing in this Current Report on Form 8-K/A dated November 20, 2025.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

November 21, 2025